Exhibit 99.3

Red Cat Holdings Announces Closing of Public Offering of Common Stock and Full Exercise of Underwriters’ Option to Purchase Additional Shares

SAN JUAN, Puerto Rico, September 19, 2025 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or “Company”), a drone technology company integrating robotic hardware and software for military, government, and commercial operations, announced today the pricing of an underwritten public offering of 17,968,750 shares of common stock, including the full exercise of the underwriters’ option to purchase 2,343,750 additional shares on September 19, 2025. The gross proceeds from the offering to the Company were approximately $172.5 million, before deducting underwriting discounts and commissions and other offering expenses.

The Company intends to use net proceeds from the offering for general corporate and working capital purposes, including but not limited to operating expenditures related to its new unmanned surface vessel division.

Northland Capital Markets acted as sole bookrunner and Ladenburg Thalmann & Co. Inc. acted as co-manager for this transaction.

A shelf registration statement on Form S-3 relating to the securities offered in the public offering described above was filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2025 (File No. 333- 290259) and declared effective by the SEC on September 17, 2025. The offering was made by means of a written prospectus and prospectus supplement that formed a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained from Northland Securities, Inc., 150 South Fifth Street, Suite 3300, Minneapolis, MN.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness. Learn more at www.redcat.red.

Safe Harbor Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements relating our intended use of proceeds from the offering. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the Form 10-KT filed with the Securities and Exchange Commission on March 31, 2025. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

INVESTORS:
E-mail: Investors@redcat.red

NEWS MEDIA:
Phone: (347) 880-2895
Email: peter@indicatemedia.com